As filed with the Securities and Exchange Commission on January 13, 2010

 Registration No. 333-129169

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	88-0459590 (I.R.S. Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380 Houston, Texas (Address of Principal Executive Offices)	77060 (Zip Code)

Far East Energy Corporation
2005 Stock Incentive Plan
(Full Title of the Plan)

Michael R. McElwrath, Chief Executive Officer
Far East Energy Corporation
363 N. Sam Houston Parkway East, Suite 380
Houston, Texas  77060
(832) 598-0470
(Name, address and telephone number of agent for service)

with a copy to:

Amar Budarapu
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas  75201
(214) 978-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	5,000,000	$0.525	$2,625,000	$187.17

(1)
Shares of common stock of Far East Energy Corporation (the "Company"), $0.001 par value per share (the "Common Stock"), being registered hereby relate to the Far East Energy Corporation 2005 Stock Incentive Plan.  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also registers such indeterminate number of additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, on the basis of the average of the bid and asked prices of the Common Stock on January 6, 2010, as reported on the OTC Bulletin Board.

(3)	Calculated pursuant to General Instruction E on Form S-8.

EXPLANATORY NOTE

This Registration Statement relates to the Company's Registration Statement on Form S-8 (No. 333-129169) filed with respect to the Company's 2005 Stock Incentive Plan (the "2005 Plan") and is filed by the Company pursuant to General Instruction E to the Securities and Exchange Commission's (the "SEC") Form S-8 to reflect the registration of additional securities of the same class of securities for which the Registration Statement was originally filed.  The amendment of the 2005 Plan to authorize an additional 5,000,000 shares of Common Stock to be available for issuance under the 2005 Plan was approved by the Company's Board of Directors on March 15, 2009 and by the Company's stockholders at the 2009 Annual Meeting of Stockholders on July 15, 2009.

INCORPORATION BY REFERENCE

Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 (No. 333-129169) previously filed for the existing shares of Common Stock under the 2005 Plan is incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description
4.1	2005 Stock Incentive Plan (as amended) (filed as Appendix A to the Company's Proxy Statement on Schedule 14A filed on June 9, 2009, and incorporated herein by reference).

5.1*	Opinion of Coppedge Emmel & Klegerman PC.

23.1*	Consent of JonesBaggett LLP.

23.2*	Consent of Coppedge Emmel & Klegerman PC (incorporated by reference to Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

*      Filed herewith.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to our Articles of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of January, 2010.

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Far East Energy Corporation hereby severally and individually constitute and appoint Michael R. McElwrath, K. Andrew Lai and Bruce N. Huff, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael R. McElwrath	Chief Executive Officer, President and Director	January 13, 2010
Michael R. McElwrath	(Principal Executive Officer)

/s/ K. Andrew Lai	Chief Financial Officer	January 13, 2010
K. Andrew Lai	(Principal Financial and Accounting Officer)

/s/ Donald A. Juckett	Chairman of the Board	January 13, 2010
Donald A. Juckett

/s/ William A. Anderson	Director	January 13, 2010
William A. Anderson

/s/ C.P. Chiang	Director	January 13, 2010
C.P. Chiang

/s/ John C. Mihm	Director	January 13, 2010
John C. Mihm

/s/ Lucian L. Morrison	Director	January 13, 2010
Lucian L. Morrison

/s/ Thomas E. Williams	Director	January 13, 2010
Thomas E. Williams

EXHIBIT INDEX

Exhibit No.	Description
4.1	2005 Stock Incentive Plan (as amended) (filed as Appendix A to the Company's Proxy Statement on Schedule 14A filed on June 9, 2009, and incorporated herein by reference).

5.1*	Opinion of Coppedge Emmel & Klegerman PC.

23.1*	Consent of JonesBaggett LLP.

23.2*	Consent of Coppedge Emmel & Klegerman PC (incorporated by reference to Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

*           Filed herewith.